Exhibit 5.1

345 Park Avenue New York, NY 10154	Direct 212.407.4000 Main 212.407.4000 Fax 212.407.4000

September 22, 2023

indie Semiconductor, Inc.

32 Journey

Aliso Viejo, CA 92656

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to indie Semiconductor, Inc. (“Company”), a Delaware corporation, in connection with the Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the “Securities Act”), filed on September 22, 2023 (the “Registration Statement”), relating to (i) the Company’s offer to exchange (the “Exchange Offer”) any and all of the Company’s outstanding warrants (the “Warrants”) to purchase shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), of the Company for 0.285 shares of Class A Common Stock per Warrant (the “Exchange Shares”) and (ii) the solicitation of consents (the “Consent Solicitation”) from the holders of all outstanding Warrants to amend that certain warrant agreement, dated as of August 14, 2019, by and between the Company (as successor to Thunder Bridge Acquisition II, Ltd., the Company’s predecessor and a Cayman Islands exempted company (“THBR”)) and Continental Stock Transfer & Trust Company (“CST”), as warrant agent and as supplemented by that certain Assignment, Assumption and Amendment Agreement by and between THBR and CST, dated June 10, 2021 (together, the “Warrant Agreement”), which governs all of the Warrants, to permit the Company to require that each Warrant that is outstanding upon the closing of the Exchange Offer be converted into 0.2565 shares of Class A Common Stock (the “Conversion Shares” and collectively with the Exchange Shares, the “Shares”) pursuant to a proposed Amendment No. 2 to Warrant Agreement described in the Registration Statement (“Amendment No. 2”).

In providing our opinion, we have examined the Registration Statement, and such other documents as we have deemed necessary or appropriate for purposes of this opinion.

In connection with rendering our opinion, we have assumed (without any independent investigation or review thereof) that (i) all original documents submitted to us (including signatures thereto) are authentic, all documents submitted to us as copies conform to the original documents, all such documents have been duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof, and all parties to such documents had or will have, as applicable, the requisite corporate powers and authority to enter into such documents and to undertake and consummate the Exchange Offer and the Consent Solicitation, (ii) all factual representations, warranties and statements made or agreed to by the Company and by its management, employees, officers, directors, and stockholders in connection with the Exchange Offer, including, but not limited to, those set forth in the Registration Statement, are true, correct and complete as of the date hereof without regard to any qualification as to knowledge, belief, or otherwise and will remain true, correct, and complete at all relevant times, and (iii) the description of the Exchange Offer and the Consent Solicitation in the Registration Statement is accurate, complete, and correct, the Exchange Offer and the Consent Solicitation will be consummated in accordance with such description without any waiver or breach of any material provision thereof, and the Exchange Offer will be effective under applicable corporate law as described in the Registration Statement. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

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For the United States offices, a limited liability partnership including professional corporations. For Hong Kong office, a limited liability partnership.

indie Semiconductor, Inc Page 2

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus/offer to exchange, other than as expressly stated herein with respect to the issuance of the Shares.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the applicable Warrant holders, and issued by the Company in accordance with the terms of the Exchange Offer and Amendment No. 2 and in the manner contemplated by the Registration Statement, the issuance of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

We are furnishing this opinion in connection with the filing of the Registration Statement, and this opinion is not to be relied upon for any other purpose without our prior written consent. We consent to the reference made to our firm in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Sincerely,

/s/ Loeb & Loeb LLP
Loeb & Loeb LLP